Exhibit No. 10.1


 THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY
 (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                             FOURTH AMENDMENT TO
                             10% CONVERTIBLE NOTE


      This  Fourth  Amendment   (this  "Agreement")  to   that  certain   10%
 Convertible Note dated October 25, 2001 of Dial-Thru International Corporation, a Delaware corporation (the "Company"), in favor of John
 Jenkins ("Jenkins"), in the original principal amount of 1,745,957 (the "Original Note"), is made as of this 21st day of July, 2005 by and between the Company and Jenkins.

                               R E C I T A L S
                               - - - - - - - -

      A. The Original Note establishes October 24, 2003 as the Maturity Date of the Original Note.

      B. The Company and Jenkins amended the Original Note to extend the Maturity Date to February 24, 2004.

      C. The Company and Jenkins have agreed to amend the Original Note, as amended, to extend the Maturity Date to February 29, 2008.



                              A G R E E M E N T
                              - - - - - - - - -

      NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

      1. Amendment to Initial Terms of Note. The first sentence of the Original Note, is hereby amended to read in its entirety as follows:

            "Dial-Thru International Corporation, a Delaware corporation (together with its successors, the "Company"), for value received hereby promises to pay to John Jenkins, (the "Holder") and registered assigns, the principal sum of two million one hundred forty eight thousand three hundred ninety ($2,148,390) or, if less, the principal amount of this Note then outstanding, on February 29, 2008 (the "Maturity Date") by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, which shall begin to accrue on the date of this Note, quarterly in arrears, on (i) the last day of March, June, September and December of each year until the Maturity Date, commencing December 31, 2001 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date"), (ii) the Maturity Date, (iii) each Conversion Date, as hereafter defined, and (iv) the date the principal amount of this Note shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, from the most recent Interest Payment Date for which interest has been paid on this Note, or if no interest has been paid on this Note, from the date of this Note until payment in full of the principal sum hereof has been made.

      2. Full Force and Effect. Except as provided herein, the Original Note shall continue in full force and effect and shall be enforceable in accordance with its terms.

      3. Notation on Notes. Holder is hereby authorized by the Company to mark, and as soon as practicable after the Effective Date shall mark, the Original Note with the following notation:

           "The Company and Holder have entered into a Fourth Amendment to 10% Convertible Note, dated as of July 21, 2005, which amends the opening section of this Note and provides for a second Convertible Note covering all past due interest. Copies of the Fourth Amendment are on file with the Company and will be provided to Holder upon request."

      4. Further Assurances. The parties shall act reasonably, in good faith and fairly in performing their obligations under this Agreement, and agree to cooperate with each other to accomplish the intent of this Agreement and agree to execute any and all further documents and instruments as may be necessary or requested to carry out and accomplish the intent of this Agreement.

      5. Successors  and   Assigns.    Each  of  the  terms,  provisions  and
 obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

      6. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

      7. Governing  Law.   This Agreement shall  be governed  by the internal
 laws of the State of California, without regard to the conflict of laws principles thereof.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.


 DIAL-THRU INTERNATIONAL CORPORATION, a Delaware corporation


 By:  -----------------------                 -----------------------
      Allen Sciarillo                         John Jenkins
      Chief Financial Officer